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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934



                                DECEMBER 1, 2000
                Date of Report (Date of Earliest Event Reported)



                             WESTPOINT STEVENS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                   0-21496                             36-3498354
           (Commission File Numbers)       (I.R.S. Employer Identification Nos.)



                507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
               (Address of Principal Executive Offices) (Zip Code)


                                 (706) 645-4000
              (Registrants' Telephone Number, Including Area Code)


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ITEM 5            OTHER EVENTS

         WestPoint Stevens Inc. (the "Company") periodically communicates with its shareholders, members of the investment community and other interested parties about our operations. We do this through press releases, filings with the Securities and Exchange Commission ("SEC"), and via telecommunications. Those communications available to all interested persons regularly include:

         - a quarterly press release that discloses our sales and earnings for the prior quarter and our fiscal year to date and generally provides other information relating to those sales and earnings and our operating results;
         - an expanded website that includes a separate Investor Relations section located at
                  (http://www.westpointstevens.com);
         - the annual shareholders' meeting, all or a portion of which will be made available via a live webcast;
         - financial filings with the SEC that will specifically include an update on interim results and provide guidance on future sales and earnings.

         In addition to our periodic communications, we may have conference calls or other communications, such as webcasts, in which we will disclose developments in the Company's business and operations. We will do this if and as events warrant that type of additional communication with our shareholders and other members of the investment community.

         We are aware of our obligations under Regulation FD, adopted by the SEC under the Securities Exchange Act of 1934, as amended, and effective October 23, 2000. To ensure compliance with Regulation FD, we have adopted the following measures:

         - Our Board of Directors has approved a Disclosure Policy that authorizes designated spokespersons within the Company and establishes procedures for dealing with the dissemination of material information.
         - We will issue each quarterly sales and earnings press release prior to conducting any telephone calls or other communications with our shareholders, securities analysts or other interested persons to discuss our sales, earnings or other matters disclosed in those press releases.
         - We will make quarterly teleconference calls and additional communications widely available to shareholders, members of the investment community and other interested parties through telephonic means, webcasts or both media.
         - We will publish on the Investor Relations section on our website the dates of our quarterly press releases and information as to how shareholders and other interested investors can access our quarterly teleconference calls.
         - We will use a widely circulated wire service to issue all of our press releases relating to matters of concern to the investment community, including our shareholders.
         - We will publish on our website our press releases relating to matters of concern to the investment community, including shareholders.

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         -        Where practicable, we intend to issue all press releases
                  outside of trading hours of the New York Stock Exchange on the dates and in the manner described above.

         The above procedures may change from time to time. We will announce any material change in the procedures prior to making the change.

         Some or all of the information provided in our press releases, periodic communications, additional communications and meetings with analysts may not be material information concerning the Company or its operations. The fact that we disclose information through or in any communication does not, in and of itself, mean that we have determined that the information provided is material to the Company or its operations. No shareholder, securities analyst, potential investor in our stock or other member of the investment community should assume that our disclosure of information in any communication indicates that we have determined the information to be material to the Company or its operations.


         Forward-Looking Statements or Information. Any of the press releases, telephone calls, webcasts or other sources of information we described or mentioned above may include statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; raw-material prices may vary from those assumed; additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; there may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; unanticipated natural disasters could have a material impact upon results of operations; there may be changes in the general economic conditions that affect customer practices or consumer spending; competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; there could be an unanticipated loss of a material customer or a material license; the availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WESTPOINT STEVENS INC.
                                            (Registrant)


                                            By: /s/ Christopher N. Zodrow
                                                --------------------------------
                                                Christopher N. Zodrow
                                                Vice President and Secretary

Date: December 1, 2000